UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 9, 2023

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2023, The Honest Company, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2023. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information provided in this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 9, 2023, the Company announced a broad-based Transformation Initiative based on the margin improvement roadmap it communicated previously. In the first quarter of 2023, the Company began executing this initiative, which is designed to build the Honest brand and drive growth in higher-margin areas of the portfolio, strengthen our cost structure, drive focus on the most productive areas of our business, deliver greater impact from brand-building investments, and improve executional excellence across the enterprise.

The Transformation Initiative is projected to result in the following:

•Costs associated with the Transformation Initiative, including restructuring costs, are expected to be approximately $10.0 million to $15.0 million for the full year 2023, with $7.0 million recognized during the three months ended March 31, 2023.
◦Restructuring costs, which include employee-related costs, asset-related costs and contract terminations related to exiting retail and online stores in unprofitable geographical locations, in Asia and Europe, were $1.4 million in the three months ended Mach 31, 2023 and were reflected in restructuring on the condensed consolidated statements of comprehensive loss.
•The Transformation Initiative is expected to result in annualized benefits in the range of $15.0 million to $20.0 million, and the Company expects to begin seeing benefits in late 2023. These benefits include reduction in costs of revenue, reduction in operating expenses and increase in revenue.
•The cash impact of costs related to the Transformation Initiative is expected to be in the range of $4.0 million to $7.0 million for the full year 2023, with an immaterial amount recognized during the three months ended March 31, 2023 and the remainder throughout 2023.
•The Company expects the restructuring element of the Transformation Initiative to be substantially completed by December 31, 2023.

The Company may incur other charges or cash expenditures not currently contemplated that may occur as a result of or in connection with the Transformation Initiative.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws including, without limitation, statements regarding the intended effect of the Transformation Initiative and the Company’s expectations regarding the estimated costs, benefit, timing of such costs and benefit and timing of completion of the Transformation Initiative. All statements other than statements of historical fact could be deemed forward looking. These statements involve substantial risks and uncertainties that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including risks and uncertainties related to the Company’s ability to forecast its future operating results and restructuring expenses, and ability to implement the Transformation Initiative within the expected timeframe. Further information on these and other factors that could cause the Company’s financial results, performance, and achievements to differ materially from any results, performance, or achievements anticipated, expressed, or implied by these forward-looking statements is included in filings the Company makes with the Securities and Exchange Commission from time to time, including in the section titled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 16, 2023. These documents are available on the SEC Filings section of the Investor Relations section of the Company’s website at: https://investors.honest.com. Any forward-looking statements contained in this Current Report on Form 8-K are based on assumptions that the Company believes to be reasonable as of the date of this report. The Company undertakes no obligation to update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 9, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	May 9, 2023	By:	/s/ Kelly J. Kennedy
Name: Kelly J. Kennedy
Title: Executive Vice President, Chief Financial Officer